CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-238015 on Form S-3 and in Registration Statement No. 333-238733 on Form S-8 of our reports dated March 8, 2021, relating to the consolidated financial statements of National CineMedia, Inc. and subsidiary, and the effectiveness of National CineMedia, Inc. and subsidiary’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of National CineMedia, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Denver, Colorado
March 8, 2021